CONSENT OF INDEPENDENT REGIstered Public ACCOUNTing firm

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A (the “Registration Statement”) of our report dated January 15, 2014, relating to the financial statements and financial highlights appearing in the November 30, 2013 Annual Report to Shareholders of Vanguard California Tax-Exempt Money Market Fund, Vanguard California Intermediate-Term Tax-Exempt Fund, and Vanguard California Long-Term Tax-Exempt Fund (comprising Vanguard California Tax-Free  Funds), which report is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectus and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA

March 24, 2014